EXHIBIT 5.1

May 6, 2011

Preformed Line Products Company
660 Beta Drive
Cleveland, Ohio 44143

Ladies and Gentlemen:

We have acted as counsel to Preformed Line Products Company, an Ohio corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 500,000 Common Shares, $2 par value (the “Common Shares”), of the Company for issuance under the Amended and Restated Preformed Line Products Company Long Term Incentive Plan of 2008 (the “Plan”).

In connection with the foregoing, we have examined: (a) the Amended and Restated Articles of Incorporation of the Company, (b) the Amended and Restated Code of Regulations of the Company, (c) the Plan, and (d) such records of the corporate proceedings of the Company and such other documents as we considered necessary to render this opinion.  In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures on all documents examined by us, the legal capacity of natural persons, the conformity to original documents of all documents submitted to us as copies, and the authenticity of all such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.  We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Ohio and the federal laws of the United States of America.  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Based on the foregoing, we are of the opinion that the Common Shares available for issuance to participants under the Plan, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in Item 5 and Item 8 of Part II of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Baker & Hostetler LLP